EXHIBIT 16.1

February 21, 2019

Securities and Exchange Commission  100 F Street, N.E.

Washington, DC 20549

Ladies and Gentlemen:

We have read Item 4.01 of Form 8-K dated February 21, 2019, of Chase Packaging Corporation and are in agreement with the statements contained in paragraph (b) of said Item 4.01. We have no basis to agree or disagree with other statements of the registrant contained therein.

Sincerely,

/s/ ZBS Group LLP

Plainview, New York

255 Executive Drive, Suite 400 Plainview, New York 11803

Tel: (516) 394-3344 Fax: (516) 342-6273

www.zbscpas.com